As filed with the Securities and Exchange Commission on June 5, 2006
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MANARIS CORPORATION
             (Exact name of registrant as specified in its charter)


              Nevada                                   88-0467848
    ---------------------------------         ---------------------------------
    (State or other jurisdiction              (IRS Employer Identification No.)
     of incorporation or organization)

                      1155 BOUL. RENE-LEVESQUE, SUITE 2720
                                MONTREAL, QUEBEC
                                 CANADA H3B 2K8
               (Address of principal executive offices) (Zip Code)

                       2006 NONQUALIFIED STOCK OPTION PLAN

                              (Full title of Plan)

                                 John G. Fraser
                      President and Chief Executive Officer
                               Manaris Corporation
                    1155 Boulevard Rene-Levesque, Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
                     (Name and address of agent for service)

                                 (514) 337-2447
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                                 (212) 930-9700
                               Fax (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed     Proposed
Title of                                           Maximum      Maximum
Securities        Amount           Offering        Aggregate    Amount of
to be             to be            Price           Offering     Registration
Registered        Registered (1)   Per Share (4)    Price          Fee
----------       -----------      ------------    ----------   -----------
Common Stock,      5,000,000 (2)     $0.295       $1,475,000     $157.83
$.00001 par value
--------------------------------------------------------------------------------
Total:             5,000,000                      $1,475,000     $157.83
-----------      -----------                     ------------  -----------

      (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement covers such indeterminate additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

      (2) Consists of shares of common stock issuable upon exercise of options pursuant to our 2006 Nonqualified Stock Option Plan.

      (4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on May 30, 2006 of $0.295 per share.

                             EXPLANATORY NOTE

         This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register an aggregate of 5,000,000 shares of our common stock, par value $0.00001 per share, issuable pursuant to our 2006 Nonqualified Stock Option Plan.

         In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of up to an aggregate of 900,000 shares of our common stock, consisting of shares issuable upon exercise of options under our 2006 Nonqualified Stock Option Plan.

                                     PART I

ITEM 1. PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the 2006 Nonqualified Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                                 John G. Fraser
                      President and Chief Executive Officer
                               Manaris Corporation
                    1155 Boulevard Rene-Levesque, Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
                                 (514) 337-2447

                                   PROSPECTUS

                               MANARIS CORPORATION

                         900,000 SHARES OF COMMON STOCK

                       2006 Nonqualified Stock Option Plan

         This prospectus relates to the sale of up to 900,000 shares of common stock of Manaris Corporation offered by certain holders of our securities, including up to 900,000 shares of our common stock issuable upon exercise of options under our 2006 Nonqualified Stock Option Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will receive proceeds from the exercise of the options.

         Our common stock trades on the OTC Bulletin Board under the symbol "MANS." On May 30, 2006, the closing sale price of the common stock was $0.295 per share.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   The date of this prospectus is June 5, 2006




                                TABLE OF CONTENTS
                                                                                                PAGE

Prospectus Summary                                                                               6
Risk Factors                                                                                     8
Forward-Looking
Statements
13
Selling Stockholders                                                                             14
Plan of Distribution                                                                             15
Legal Matters                                                                                    15
Experts                                                                                          15
Incorporation of Certain Documents by Reference                                                  15
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              16
Additional Information Available to You                                                          17



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY


GENERAL OVERVIEW

Manaris, our holding company, operates the following wholly-owned subsidiaries:

o Avensys Inc., which develops optical components & sensors and provides environmental monitoring solutions. The acquisition of Avensys Inc. in February 2005 has grown our asset base significantly and expanded our sources of revenue.

o C-Chip Technologies Corporation (North America), which offers high-tech products and services to the credit management marketplace. C-Chip has been Manaris' business since its inception in 2003. During the 2005 calendar year, we made a significant investment in reengineering the C-Chip product line.

DIVESTITURE OF CLI SUBSIDIARY

On February 15, 2006 as part of our efforts to streamline operations, we closed a transaction to sell all of the shares of Chartrand Laframboise Investigation ("CLI") subsidiary, which is a provider of investigative services. The sale of CLI strengthened our balance sheet and enabled us to focus on our core businesses, Avensys Inc. and C-Chip Technologies (North America).

ITF OPTICAL ASSET PURCHASE

Furthering the strategy of focusing on our core businesses, on April 18, 2006, our wholly owned subsidiary Avensys acquired the manufacturing assets of ITF Optical Technologies Inc. (ITF), a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The ITF transaction adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This acquisition will also provide Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and facilities for future growth.

The purchase price paid for the manufacturing assets pursuant to the ITF Agreement is approximately US $1,532,533 (CDN $1,750,000), comprised of US $656,800 (CDN $750,000) in cash and approximately 2,550,795 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Prior to this transaction, Avensys owned 49% of the voting stock of Avensys Laboratories. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which were issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories has decreased from 49% to 42%.

In connection with the ITF Agreement, the following agreements were also effectuated:

o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. Thereafter, between April 1, 2009 and October 1, 2009 each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately US $1,713,650 (CDN $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal its proportionate share of approximately US $1,285,237 (CDN $1,500,000) divided by US $0.3359 (CDN $0.3920) per share.

OVERVIEW OF AVENSYS SUBSIDIARY

We acquired Avensys in February 2005. Avensys continues to increase its revenues and is poised to grow through consolidation in its respective markets. A leader in fiber based sensors, Avensys enables businesses and corporations to monitor different types of environments, including air, soil, water as well as buildings and infrastructures. Avensys is comprised of two divisions: (i) Avensys Technology, which produces fiber components and associated instrumentation, and
(ii) Avensys Solutions, which provides environmental solutions and instrumentation.

When we acquired Avensys in 2005, our plan was to complete a period of approximately one year of organic growth to maximize operations and processes. Following this first successful year of operations, our goal was to become a participant in the consolidation of the respective markets of Avensys Solutions and Avensys Technology.

The market for fiber optics components continues to recover, with the majority of Avensys' components still destined for the telecommunications market. Optical sensors remain an important part of our long term growth strategy, and the fiber laser market is also gaining importance.

On April 18th, 2006 we closed the acquisition of most of the assets of ITF Optical Technologies Inc. ("ITF"). Avensys is poised to benefit from the acquisition of ITF. The ITF facilities, which include a 10,000 square feet clean room located near Avensys' manufacturing facility, are state of the art and provide ample space and equipment for growth. Avensys' Montreal operations are scheduled to be relocated to the ITF facilities by the end of spring 2006.

ITF adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This will benefit Avensys and will serve to elevate both the Company's technological depth and production capabilities. We anticipate that the combined operations will be profitable following the initial integration period.

Pursuant to the ITF Agreement, ITF's Research and Development unit, including all of its intellectual property assets, was merged with that of Avensys' partner, Avensys Laboratories Inc. and renamed ITF Laboratories to leverage the strength of the ITF brand in the photonics industry. Avensys and ITF Laboratories will continue to operate under exclusive licensing as was the case with Avensys Laboratories before.

OVERVIEW OF C-CHIP TECHNOLOGIES SUBSIDIARY

C-Chip specializes in the high-tech sector of the security industry, providing technology that allows credit grantors to efficiently access, control, manage and monitor remote assets at low costs. C-Chip's priority for the 2006 fiscal year is to manufacture and deliver an increasing number of C-Chip products into the North American marketplace. We have begun shipping units of our Credit Chip 100 series vehicle tracking device. As of March 31, 2006, we shipped 1,500 units of the Credit Chip 100 vehicle tracking device. On December 31, 2005, we obtained a network accreditation, which will permit us to further expand our sales efforts.

Our first generation of the Credit Chip vehicle tracking device was based on the AMPS (analogue) standard of communication. We recently completed the engineering of a second mode of communication, allowing our product to function on GSM (digital) networks. This new technology, the Credit Chip 200G series, in conjunction with new WEB application services, is enabling C-Chip to broaden its reach in the marketplace.

As part of a production ramp-up, 400 units of the Credit Chip 200G series have been produced in our manufacturing facility as of the end of March.

Our principal executive office is located at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada H3B 2K8.

THIS OFFERING

Shares of common stock outstanding prior to this offering........ 76,570,027 (1)

Shares of common stock issuable upon
exercise of outstanding options which may be
offered pursuant to this prospectus....................................  900,000

Use of proceeds..........................   We will  not  receive  any  proceeds
                                            from  the  sale  of  the  shares  of
                                            common   stock   offered   in   this
                                            prospectus. We will receive proceeds
                                            to   the   extent   that   currently
                                            outstanding  options  are  exercised
                                            for cash.  We will use the  exercise
                                            proceeds,   if  any,   for   working
                                            capital   and   general    corporate
                                            purposes.

Risk Factors.............................   The  purchase  of our  common  stock
                                            involves a high degree of risk.  You
                                            should carefully review and consider
                                            "Risk Factors" beginning on page 7.

OTC Bulletin Board Symbol...  MANS

(1) As of May 30, 2006. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

                                  RISK FACTORS

         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION

Our financial statements for the year ended June 30, 2005, as well as the audit report issued by our former auditors, included disclosure indicating that there is substantial doubt the company will be able to realize its assets and discharge its liabilities in the normal course of operations. The notes to our financial statements for the nine-month period ended March 31, 2006 included similar disclosure. The inclusion of this note in the financial statements underscores the fact that the company needs to either raise additional financing or become profitable in the short-term in order to continue operations. As further discussed below, if the company is not able to achieve its objectives or raise additional capital, it may be forced to suspend or cease operations.

IF WE DO NOT BEGIN TO GENERATE PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Because we have historically incurred losses and these losses may increase in the future, we must begin generating a profit from our operations. As a result, you may lose your investment. We have never been profitable. At March 31, 2006 we had a working capital of $1,496,425. Included in current liabilities are amounts due to related parties of $40,000 that carry no interest or fixed terms of repayment. Funds on hand together with relatively low revenues will not sustain operations for the next year. We will need to raise additional capital to sustain our operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.

WE MUST CONTINUE TO RAISE MONEY FROM INVESTORS IN ORDER TO FUND OUR OPERATIONS

We have experienced a history of losses and expect to incur future losses albeit at a reduced level. If we are unable to fund our operations, we will cease doing business. We have an accumulated deficit of $26,717,776 as of March 31, 2006. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop our technologies and from the associated marketing and administrative costs and stock based compensation. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Product revenue totaled $7,054,017 and service revenue totaled $499,627 for the nine month period ended March 31, 2006. Consequently, we have raised money from investors to fund our operations. If we can't fund our operations through product sales and investments by third parties, we will have to cease operations.

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING WHEN NEEDED OR ON ACCEPTABLE TERMS.

We have never been profitable and we do not expect that funds on hand together with relatively low revenues will sustain our operations for the next year. We will need to raise additional capital to sustain our operations or to pursue our acquisition strategy. We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

WE HAVE INCURRED SUBSTANTIAL DEBT WHICH COULD AFFECT OUR ABILITY TO OBTAIN ADDITIONAL FUNDS AND MAY INCREASE OUR VULNERABILITY TO ECONOMIC OR BUSINESS DOWNTURNS.

On February 16, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we agreed to issue Units consisting of (i) an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.35 per share,. Under the terms of the 9.0% Senior Secured Convertible Note, Series A, the Principal on the Note shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 16, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal shall be made at our option in cash or, with 10 business day prior notice, in our common stock valued at 85% of the average closing bid price of our stock in the most recent five Trading Days prior to a Valuation Date. As of May 16, 2006 the outstanding debt remaining on the principle payment of the 9.0% Senior Secured Convertible Note, Series A is $1,341,337. As a result, we are subject to the risks associated with substantial indebtedness, including:

- we are required to dedicate a portion of our cash flows from operations to pay debt service costs;

- it may be more difficult and expensive to obtain additional funds through financings, if available at all;

- we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

- if we defaulted under any of our existing indebtedness or if our creditors demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

IF WE DEFAULT UNDER OUR FINANCING AGREEMENT, WE MAY HAVE TO FORFEIT OUR RIGHTS TO OUR ASSETS.

We have pledged all of our assets, including the assets of our subsidiaries, as security to holders of our convertible debentures. A default under the financing agreement concluded with holders of our convertible debentures, if not waived or cured, would permit the holders of the convertible debentures to foreclose on the collateral and we could lose all our rights in the collateral, which would have a materially adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

WE MAY NOT BE ABLE TO IMPLEMENT OUR ACQUISITION STRATEGY.

While our management has some experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

WE MAY SEEK TO MAKE ACQUISITIONS THAT PROVE UNSUCCESSFUL OR STRAIN OR DIVERT OUR RESOURCES.

We may seek to grow our business through acquisitions of similar businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

- the diversion of our management's attention from our everyday business activities;

- the assimilation of the operations and personnel of the acquired business;

- the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

- the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

- we will be able to successfully integrate the operations of any new businesses into our business;

- we will realize any anticipated benefits of completed acquisitions; or

- there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

- potentially dilutive issuances of our equity securities;

- the incurrence of additional debt; and

- the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no present plans or intentions, we continuously evaluate potential acquisitions of similar businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

THERE MAY BE UNDISCLOSED LIABILITIES ASSOCIATED WITH OUR ACQUISITIONS.


In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with laws and regulations by prior owners and for which we, as successor owner, may be responsible. Similarly, we may incur capitalized costs associated with acquisitions, which may never be consummated, resulting in a potential charge..

WE MAY NOT BE ABLE TO DEVELOP OR MANAGE OUR INTERNAL GROWTH.

Our growing existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we will have to add managers and employees and update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert current management's attention from existing operations.

WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES.

We rely heavily on our executive management and key employees to provide services and for continued business development. We have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and other key employees. Our business could be materially adversely affected if a number of our executive managers and other key employees were to leave us and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

On September 16, 2005, the Chief Executive Officer, Stephane Solis, resigned. John G. Fraser, the Company's Secretary/Treasurer, was appointed as Chief Executive. We do not expect the resignation to materially adversely affect the services and business development.

SOME OF OUR PRODUCTS AND SERVICES ARE IN THE DEVELOPMENT STAGE, AND MAY NOT BE EFFECTIVE AT A LEVEL SUFFICIENT TO SUPPORT A PROFITABLE BUSINESS VENTURE.

If our products or services are not effective at a level sufficient to support a profitable venture, we will be unable to create marketable products and services, and we will have to cease some of our operations. Most of our products and services are in the development state. Although we have begun to sell some of our products and services and have current data which indicates the promise of the concept and market demand, we can offer you no assurance that all of our products and services will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate sufficient revenues from our key operations, and we will have to reduce, suspend or cease key operations and you could lose your entire investment.

IF WE CANNOT DELIVER THE FEATURES AND FUNCTIONALITY OUR CUSTOMERS DEMAND, WE WILL BE UNABLE TO ATTRACT CUSTOMERS THAT WILL RESULT IN A LOSS OF INCOME AND EVENTUALLY A TERMINATION OF OUR OPERATIONS.

As a result you could lose your investment. As a security solutions provider, our future success depends largely upon our ability to determine the features, functionality and services our customers demand and to design and implement products and services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future products and services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues from this business and may have to cease or suspend key operations. As a result, you could lose your investment.

WE ARE HIGHLY DEPENDENT ON THIRD PARTY MANUFACTURERS AND SERVICE SUPPLIERS.

Because some of our security solutions depend on a limited number of third parties to manufacture and supply critical components for our products and services, if the third party manufacturer should cease operations or refuse to sell components to us, we may have to suspend or cease these operations. As a result, you may lose your investment. If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operating our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand key components of our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.

SOME OF OUR PRODUCTS AND SERVICES DEPEND ON GPS TECHNOLOGY OWNED AND CONTROLLED BY THIRD PARTIES.

If access to GPS technology is terminated or withheld from us, we may have to suspend or cease operations. Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of satellites. If the foregoing events occur, we may have to suspend or cease operations.

SOME OF OUR PRODUCTS AND SERVICES DEPEND ON COMMUNICATION NETWORKS OWNED AND CONTROLLED BY THIRD PARTIES.

If access to our communication networks is terminated or withheld from us, we may have to suspend or cease operations. As a security solutions provider, our ability to grow and achieve profitability depends on the ability of communications carriers to provide sufficient network capacity, reliability and security to our customers. When we use wireless communications, even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage. These effects could make our services less reliable and less useful, and customer satisfaction could suffer. Our financial condition could be seriously harmed if our wireless and land-based carriers were to increase the prices of their services, or to suffer operational or technical failures.

OUR BUSINESS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE.

Our two business units develop security solutions for clients. C-Chip itself integrates wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Our wholly-owned subsidiary, Avensys, uses leading edge fiber optics sensor technology to offer business and corporations different monitoring solutions related to the environment, including buildings and infrastructure. Many of the technologies that we currently use have only recently emerged and our future success will depend upon the ability of our product development team to remain current with the rapid changes in the technologies. If we fail to do this, we could be at a competitive disadvantage. If we cannot foresee and adapt to technological changes, our business will be materially adversely affected.

OUR BUSINESS DEPENDS ON THE PROTECTION OF ITS INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION.

We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. To enforce our proprietary rights, we may have to engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, and we could face substantial costs and diversion of resources, including management's attention, regardless of the outcome of that litigation. Any of our attempts to enforce our intellectual property rights may not be successful, may result in royalties that are less than the cost of such enforcement efforts or may result in the loss of the intellectual property altogether. Further, we may not have adequate funds available to prosecute actions to protect or defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future. Even if we succeeded in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

OUR REGISTERED TRADEMARKS MAY NOT PROVIDE US WITH ADEQUATE PROTECTION.

Third parties may appropriate our trademarks that may reduce our competitive edge and cause our revenues to decrease. We have trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions, which will likely be expensive and divert our resources. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.

THIRD PARTIES MAY CLAIM THAT OUR CURRENT OR FUTURE PRODUCTS OR SERVICES INFRINGE THEIR PROPRIETARY RIGHTS OR ASSERT OTHER CLAIMS AGAINST US.

Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our products and services. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. As a result, our business and operating results could be materially adversely affected.

CHANGES IN GOVERNMENT REGULATIONS AND CERTIFICATION REQUIREMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Further, wireless carriers who supply us with airtime enabling some of our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada. If any of our products could not obtain certification from either or both the Federal Communications Commission in the US and the Department of Communications, or if the communications carriers that we use to provide some of our services to our customers could not obtain a renewal of their certifications, our business would be materially adversely affected.

COMPETITIVE CONDITIONS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESSES.

The markets in which we do, and intend to do, business are highly competitive with few barriers to entry. Our ability to execute our business strategy depends in part upon our ability to develop and commercialize efficient and effective products based on our technologies. We compete against established companies as well as numerous independently owned small businesses. Many of our competitors are capable of developing products based on similar technology, have developed and are capable of continuing to develop products based on other technologies, which are or may be competitive with our products and technologies. In all market segments in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have better reputations among potential customers in the delivery of particular services or products. Our competitors may succeed in developing competing products and technologies that are more effective than our products and technologies, which may render our existing and new products or technology uncompetitive, uneconomical or obsolete.

WE MAY BE EXPOSED TO LIABILITY CLAIMS IF PRODUCTS BASED ON OUR TECHNOLOGIES ARE MARKETED AND SOLD.

We have liability insurance coverage on our products which varies from $1,000,000 to $3,000,000, however if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations. If we are sued for any reason, we will have to rely on our liability insurance to pay any judgment rendered against us. Although we maintain product liability insurance of between $1,000,000 and $3,000,000, we cannot provide any assurance that:

- our insurance will provide adequate coverage against potential liabilities if a product or a service that we provide causes harm or fails to perform as promised;

- adequate product liability insurance will continue to be available in the future; or

- our insurance can be maintained on acceptable terms.

The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets or cause us to cease operations. If a judgment is rendered against us for any amount of money over our coverage of $1,000,000 and, in some cases, of $3,000,000, we may have to cease operations.

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN INCREASED PRODUCT COSTS AND OPERATING EXPENSES.

We have suppliers that are located outside Canada and the U.S. Our functional currency is Canadian dollars and we report our results in U.S. dollars. Fluctuations in the value of Canadian and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. Although, we cannot predict the effect of exchange rate fluctuations on our future operating results any material changes could cause our operating results to be materially adversely affected.

THE MAJORITY OF OUR STOCK IS OWNED A LIMITED NUMBER OF OUR STOCKHOLDERS.

Because a limited number of our stockholders collectively continue to own a majority of our stock, they may act, or prevent certain types of corporate actions, to the detriment of other stockholders. Our officers and directors and certain stockholders beneficially own in the aggregate approximately 6.7% of our outstanding shares of common stock. As a result, these stockholders may be able to influence significantly the actions that require stockholder approval, including:

- the election of a majority of our directors; and

- the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, this influence could preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

THE MARKET OF OUR COMMON STOCK IS LIMITED.

Because the market for our common stock is limited, you may not be able to resell your shares of common stock. There is currently only a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." Trading volume of OTC Bulletin Board stocks has been historically lower and more volatile than stocks traded on an exchange. As a result, you may not be able to resell your securities in open market transactions.

SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO FALL.

As of March 31, 2006, 72,585,590 shares of our common stock were outstanding, 64,155,148 of which were freely tradable and 8,430,442 of which were restricted as a result of securities laws. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities. The terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market price of our common stock.

BECAUSE OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, THE LIQUIDITY OF YOUR INVESTMENT MAY BE RESTRICTED.

Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.


                                     SHARES BENEFICIALLY OWNED                                  SHARES BENEFICIALLY OWNED
                                -----------------------------------                      -----------------------------------
                                     PRIOR TO THE OFFERING (1)                                    AFTER THE OFFERING (1)
                                                                           TOTAL
                                                                           SHARES
             NAME                     NUMBER          PERCENT (2)          OFFERED         NUMBER              PERCENT (2)
--------------------------          ----------      ---------------      -----------     ----------          ---------------
Robert Clarke                           -                  *                   75,000              75,000             *
John G. Fraser                         170,000             *                  325,000             495,000             *
Marc Bouchard                           -                  *                  125,000             125,000             *
Jos Wintermans                          -                  *                  125,000             125,000             *
Bernard Bougie                          -                  *                  125,000             125,000             *
John H. Simons                          -                  *                  125,000             125,000             *


            * Less than one percent.

      (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Sichenzia Ross Friedman Ference LLP does not own any shares of our common stock.

                                     EXPERTS

                  Manning Elliott, LLP Chartered Accountants, Independent Registered Public Accountants, have audited, as set forth in their report thereon incorporated by reference herein, our year end financial statements as of June 30, 2005 and for the years ended June 30, 2004 and 2003. The financial statements referred to above are incorporated by reference in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

         The following documents filed with the SEC are incorporated herein by reference:

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o The registrant's annual report on Form 10-KSB, as filed with the SEC October 13, 2005, for the fiscal year ended June 30, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC on November 21, 2005, for the fiscal quarter ended September 30, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC on February 22, 2006, for the fiscal quarter ended December 31, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC for the fiscal quarter ended March 31, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on January 17, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on January 18, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on February 14, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on February 21, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on April 10, 2006.

      o The registrant's Current Report on Form 8-K/A, as filed with the SEC on April 19, 2006.

      o The registrant's Current Report on Form 8-K/A, as filed with the SEC on April 24, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on May 17, 2006.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Gary W. Jones.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to provide indemnification in respect of any claim, issue or matter as to which an officer or director shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such officer's or director's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                               MANARIS CORPORATION

                            ------------------------
                         900,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                  June 5, 2006

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o The registrant's annual report on Form 10-KSB, as filed with the SEC October 13, 2005, for the fiscal year ended June 30, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC on November 21, 2005, for the fiscal quarter ended September 30, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC on February 22, 2006, for the fiscal quarter ended December 31, 2005.

      o The registrant's Quarterly report on Form 10-QSB, as filed with the SEC for the fiscal quarter ended March 31, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on January 17, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on January 18, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on February 14, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on February 21, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on April 10, 2006.

      o The registrant's Current Report on Form 8-K/A, as filed with the SEC on April 19, 2006.

      o The registrant's Current Report on Form 8-K/A, as filed with the SEC on April 24, 2006.

      o The registrant's Current Report on Form 8-K, as filed with the SEC on May 17, 2006.

ITEM 4.  DESCRIPTION OF SECURITIES.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

      o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

      o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

      o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr. New York, NY 10018. Sichenzia Ross Friedman Ference LLP does not own any shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to provide indemnification in respect of any claim, issue or matter as to which an officer or director shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such officer's or director's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         All shares of common stock registered hereunder for reoffer or resale, have been or will be issued upon exercise of options granted pursuant to the Registrant's 2006 Nonqualified Stock Option Plan. The options are non-transferable and the underlying shares were and will be issued in transactions not involving a public offering. Upon exercise of an option, the optionee is required to execute an undertaking not to resell such shares except pursuant to an effective registration statement or other exemption under the Act, a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section 4(2) of the Act.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1      2006 Nonqualified Stock Option Plan (1)

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP.

         23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.

         23.2     Consent of Manning Elliott, LLP Chartered Accountants.

         -----------------------------------------------------------------------
         (1) Incorporated by reference to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 1, 2005.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each  prospectus  required  to be filed  pursuant  to Rule
         424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on June 5, 2006.


                                        MANARIS CORPORATION
                                        By:  /s/ John G. Fraser
                                             -----------------------
                                             John G. Fraser,
                                             Chief Executive Officer, President
                                             (Principal Executive Officer)


                                        By:  /s/ Andre Monette
                                             -----------------------
                                             Andre Monette,
                                             Chief Financial Officer (Principal
                                             Financial and Accounting Officer)


         In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                 SIGNATURE                                    TITLE                                 DATE
----------------------------------------      ------------------------------------------    ----------------------

             /s/ John G. Fraser               Chief Executive Officer, President and             June 5, 2006
----------------------------------------      Chairman (Principal Executive Officer)
               John G. Fraser


              /s/ Andre Monette               Chief Financial Officer                            June 5, 2006
----------------------------------------      (Principal Financial and Accounting
                Andre Monette                 Officer)


            /s/ Robert G. Clarke              Chairman of the Board of Directors                 June 5, 2006
----------------------------------------
              Robert G. Clarke


            /s/ Jos J. Wintermans             Director                                           June 5, 2006
----------------------------------------
             Jos J. Wintermans


                                              Director
----------------------------------------
               Bernard Bougie


                                              Director
----------------------------------------
               Marc Bouchard


              /s/ John Simons                 Director                                           June 5, 2006
----------------------------------------
                John Simons


            EXHIBIT
            NUMBER      EXHIBIT
            ------      -------

            4.1         2006 Nonqualified Stock Option Plan

            5.1         Opinion of Sichenzia Ross Friedman Ference LLP.

            23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

            23.2        Consent of Manning Elliott LLP, Chartered Accountants.

            --------------------------------------------------------------------